POTLATCHDELTIC CORPORATION

PERFORMANCE SHARE AWARD NOTICE

2019 LONG-TERM INCENTIVE PLAN

PotlatchDeltic Corporation, a Delaware corporation (the “Company”), has granted you a contingent Award (the “Award”) of Performance Shares pursuant to Section 8.1 of the PotlatchDeltic Corporation 2019 Long-Term Incentive Plan (the “Plan”).  The Award is subject to all the terms and conditions set forth in this Performance Share Award Notice (the “Award Notice”), the Performance Share Award Agreement (the “Award Agreement”), Appendix A (attached) and the Plan, which are attached or available as provided below and incorporated into the Award Notice in their entirety.

Participant:	____________________
Grant Date:	____________________

Performance Period:	___________, 20__ to _________, 20__
Target Number of Performance Shares:	_______________

Vesting Schedule:  Unless otherwise provided in the Award Agreement, the number of Performance Shares that will vest and the timing of the vesting of the Performance Shares will depend upon achievement of certain Performance Measures (as such term is defined in the Award Agreement) and will be determined in accordance with the Performance Matrix attached hereto as Appendix A (the “Performance Matrix”).  Except as otherwise provided in the Award Agreement, the Performance Shares will not become earned and vested if you experience a Termination of Service prior to the end of the Performance Period.

Additional Terms/Acknowledgement:  You acknowledge receipt of, and understand and agree to, the Award Notice, the Award Agreement, Appendix A, and the Plan.  You further acknowledge that as of the Grant Date, the Award Notice, the Award Agreement, Appendix A and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.  You also acknowledge that you have received and read the PotlatchDeltic Corporation Securities Law Compliance and Insider Trading Policy, a copy of which is attached to this Award Notice.

POTLATCHDELTIC CORPORATION ____________________________________ By: Its:	PARTICIPANT [Participant Name] Taxpayer ID :
Additional Documents: 1. Performance Share Award Agreement 2. 2019 Long-Term Incentive Plan 3. Appendix A 4. Plan Summary 5. Securities Law Compliance and Insider Trading Policy	Address: